EXHIBIT 99.1

Media Sciences Reports Annual Financial Results

OAKLAND, N.J., Sept. 24 /PRNewswire-FirstCall/ -- Media Sciences International, Inc. (Nasdaq: MSII), the leading independent manufacturer of color toner cartridges and solid inks for color business printers, today announced its annual financial results for the period ended June 30, 2009. The Company will host an investor conference call tomorrow morning at 8:45 a.m. ET to discuss its fiscal 2009 results.

Financial results for the year ended June 30, 2009 include:

•	Net revenues of $21.7 million, a 10% decrease over fiscal 2008
•	Gross margins of 41%, a 500 basis point decline over fiscal 2008
•	Net loss of $1.68 million versus a net loss of $1.82 million in 2008
•	Per share loss of $0.14 versus $0.16 in 2008 (basic and diluted)
•	Cash flow generated by operating activities $0.4 million versus $3.3 million used by operations in 2008

Results for the year reflected the broader economic climate and sales activity consistent with an economic recession as well as the turbulence experienced in the world currency markets through the year. Our 2009 results were impacted by and include the following significant cash and non-cash items:

•

Impairment Charge. Non-cash charges totaling $1,009,000 (about $666,000 after tax or about $0.06 per share) were recognized primarily related to closure of the Company’s not yet operational manufacturing facility in China.

•

Business Formation and Start-up Costs. We recognized about $891,000 (about $588,000 after tax or about $0.05 per share) of expenses associated with formation and start-up of our manufacturing operations in China, prior to closure.

•

Foreign Currency Devaluation. US dollar translated revenues were adversely affected by devaluation of the British pound and euro. All told, the devaluation of the pound and euro adversely impacted our reported revenues and gross profits by about $800,000 and operating pretax results by about $1,010,000 (about $667,000 after tax or about $0.06 per share).

•

Litigation. We incurred $436,000 of expense associated with our litigation with Xerox (about $288,000 after tax or about $0.02 per share). This was offset by a $1,500,000 litigation settlement we received related to litigation with our former insurance broker (about $990,000 after tax or about $0.08 per share).

•	Valuation Allowance. We established a valuation allowance in the amount of $532,000 for state deferred tax assets. This non-cash adjustment reduced our net income by $532,000 or about $0.05 per share.
•	SFAS No. 123(R) Non-cash Expense. Our operating results include $777,000 of pretax non-cash stock-based compensation expense ($502,000 after tax or about $0.04 per share).
•

Product Warranty. We increased our product warranty reserves by $238,000. This non-cash charge reduced our gross profits and pretax results by $238,000 (about $157,000 after tax or about $0.01 per share).

•	Inventory Reserves. We increased our inventory reserves by $212,000. This non-cash charge reduced our gross profits and pretax results by $212,000 (about $140,000 or about $0.01 per share).

CEO's Comments

Michael W. Levin, President and CEO of Media Sciences International, Inc. commented on the past fiscal year. "We took decisive action in fiscal 2009 to right-size our overhead and operating costs with our revenues. These cost reduction initiatives helped us realize over the year about $4,800,000 of annual run-rate savings versus our cost structure existing in our prior fiscal year ended June 30, 2008. These cost savings were achieved through a 27% reduction in our headcount, temporary company-wide compensation concessions, closure of our start-up manufacturing operations in China, and a concerted initiative to reduce our other operating costs. As a result of our actions, we generated positive cash from operations for two consecutive quarters, and generated a nominal operating profit in our fourth quarter.”

Mr. Levin continued, “Despite the significant cost reductions initiatives put into place, we continued to execute on building the business. We introduced six new products, achieved important catalog listings in the office products channels, commercialized a new solid ink for an OEM partner and grew our Media Sciences branded revenues. These achievements along with a leaner organization provide us with a platform to return to top-line growth and profitability.”

Fiscal 2009 Results

Revenues

Consolidated net revenues decreased by $2,520,000 or 10% to $21,718,000, from $24,238,000 in fiscal 2008. Sales of color toner cartridges increased by about 2% over fiscal 2008 while sales of solid inks contracted by about 11%. Revenues associated with initial placements of printers under our discontinued INKlusive program decreased by approximately $508,000 or 71%, year-over-year, as we focused on our core consumable business. The most significant drivers of the 10% decrease in net revenues were an increase in the year-over-year level of customer rebates and the effect of European currency devaluation against the US dollar. We ended the 2009 fiscal year with an order backlog of $241,000 versus $200,000 at June 30, 2008.

Gross Margin

Consolidated gross profit decreased by $2,209,000 or 20% to $8,895,000 from $11,104,000 in 2008. In fiscal 2009, our gross margin was 41% of net revenues as compared with 46% of net revenues in 2008. Virtually all of this 500 basis point decrease in margins is attributable to our increased year-over-year level of rebates and the impact of currency devaluation. Our gross margins were also affected by year-over-year increases in our warranty costs, offset by realized reductions in our product costs.

Research and Development

In 2009, research and development spending decreased by $498,000 or 27% over 2008. The decline in our fiscal 2009 research and development spending was the result of our broad-based initiatives to reduce our operating costs.

Selling, General and Administrative Expense

In 2009, selling, general and administrative expense, exclusive of depreciation and amortization, decreased by $2,752,000 or 23% over 2008. This decrease was primarily driven by our broad-based efforts to reduce our operating costs, in particular, lower compensation and benefits, professional, advertising, and travel and entertainment costs. Our 2009 selling, general and administrative expense, exclusive of depreciation and amortization, includes several significant expenses that were unusual or of a non-recurring in nature. These items include: (1) $891,000 of costs associated with the start-up activities for our operations in China, which have ceased; (2) $210,000 of realized currency exchange losses; and (3) $436,000 of litigation costs.

Net Loss

For the year ended June 30, 2009, we lost $1,675,000 from operations or $0.14 per share basic and fully diluted, as compared to the year ended June 30, 2008, where we lost $1,824,000 from operations or $0.16 per share basic and fully diluted. As discussed above, our fiscal 2009 and 2008 results were adversely impacted by a number of significant cash and non-cash items, some of which were non-recurring in nature. In 2009, these items included the $1,500,000 litigation settlement we received and the $1,009,000 impairment charge we recognized.

Inventory

For the year ended June 30, 2009 we achieved a $2.8 million or about 31% decrease in our inventory levels to $6.4 million from $9.2 million as a result of execution on our inventory management initiative. Based on these year-end inventory levels, which include raw materials, we achieved an 84 day or 29% reduction in our days in inventory from 292 days last year to 208 days this year.

Conference Call Note

Media Sciences International, Inc. will hold a conference call to its discuss annual results on Friday, September 25, 2009, at 8:45 a.m. Eastern Time. The call will be webcast live by Thomson/CCBN and may be accessed through Media Sciences' web site at www.mediasciences.com. Investors and other interested parties in the United States may access the teleconference by calling 866.700.0161. International callers may dial 617.213.8832. The passcode for the teleconference is 16428750.

For more information on Media Sciences or its SEC filings, please visit the investor relations section of the Company's website at www.mediasciences.com.

About Media Sciences International, Inc. (NASDAQ: MSII): Media Sciences International, Inc. (NASDAQ: MSII), the leading independent manufacturer of solid inks and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Brother®, Dell®, Epson®, Konica Minolta®, OKI®, Ricoh®, Samsung®, and Xerox® office color printers deliver over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color®—the company’s proprietary process for delivering high quality products at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names are used for descriptive purposes only and are the properties of their respective owners.

Forward Looking Statements

This press release contains certain forward-looking statements about our goals and prospects within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current beliefs and expectations and are subject to risks and uncertainties.  Actual results may differ materially from those included in these statements due to a variety of factors, including those factors identified in our Annual Report on Form 10-K for the year ended June 30, 2008, on file with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the time made and we assume no duty to update them, whether as a result of new information, unexpected events, future changes, or otherwise.

Non-GAAP Financial Measures

The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP). Management finds it useful at times to provide adjustments to its GAAP numbers. This news release contains the non-GAAP financial measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, which are adjusted from results based on GAAP to exclude certain expenses.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Company’s management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of the Company’s current results of operations and cash flows with past and future periods.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly title measures used by other companies.

Reconciliation of Non-GAAP Measures	Three Months Ended			Year Ended
	6/30/2009	3/31/2009	6/30/2008	6/30/2009	6/30/2008
Reported income (loss) from operations	242	(1,582,997)	(1,079,516)	(1,495,924)	(3,042,858)
Depreciation & amortization	241,449	242,853	230,211	955,410	992,241
EBITDA	241,691	(1,340,144)	(849,305)	(540,514)	(2,050,617)

Add-back of non-cash expenses:
Increase (decrease) in inventory reserves	172,144	(28,131)	93,423	211,623	133,801
Increase (decrease) in warranty reserves	120,000	129,344	(20,481)	237,912	5,959
Impairment charge	(112,313)	1,121,401	-	1,009,088	-
Stock-based compensation	196,512	217,086	148,209	777,014	475,822
Other non-cash items	(56,131)	18,754	(38,022)	5,946	(69,052)
	320,212	1,458,454	183,129	2,241,583	546,530

Cash EBITDA	561,903	118,310	(666,176)	1,701,069	(1,504,087)

Add-back of non-recurring items:
Litigation costs	9,417	164,094	390,796	436,465	1,688,865
Litigation settlement recovery	-	-	-	(1,500,000)	-
Foreign currency transaction losses (gains)	(163,679)	86,452	9,076	209,529	(20,684)
Business start-up costs	-	247,650	376,333	890,762	885,112
	(154,262)	498,196	776,205	36,756	2,553,293

Normalized Cash EBITDA	407,641	616,506	110,029	1,737,825	1,049,206

Weighted Avg. Common Share Outstanding	11,746,732	11,723,716	11,707,964	11,727,175	11,610,128
- Cash EBITDA / Share - Basic	$0.05	$0.01	($0.06)	$0.15	($0.13)
- Normalized EBITDA / Share - Basic	$0.03	$0.05	$0.01	$0.15	$0.09

Adjusted Weighted Avg. Shares Outstanding	11,746,732	11,723,716	11,707,964	11,727,175	11,610,128
- Cash EBITDA / Share - Diluted	$0.05	$0.01	($0.06)	$0.15	($0.13)
- Normalized EBITDA / Share - Diluted	$0.03	$0.05	$0.01	$0.15	$0.09

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2009	2008

NET REVENUES	$ 21,718,141	$ 24,237,566

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, and shipping and freight	10,162,977	11,159,459
Depreciation and amortization	537,471	568,837
Product warranty	1,561,785	877,442
Shipping and freight	561,018	528,228
Total cost of goods sold	12,823,251	13,133,966

GROSS PROFIT	8,894,890	11,103,600

OTHER COSTS AND EXPENSES:
Research and development	1,359,270	1,857,044
Selling, general and administrative, excluding depreciation and amortization	9,163,416	11,914,987
Depreciation and amortization	359,040	374,427
Impairment charge	1,009,088	–
Litigation settlement	(1,500,000)	–
Total other costs and expenses	10,390,814	14,146,458

LOSS FROM OPERATIONS	(1,495,924)	(3,042,858)

Interest expense	(273,169)	(119,358)
Interest income	3,039	25,918
Amortization of debt discount on convertible debt	(84,785)	–

LOSS BEFORE INCOME TAXES	(1,850,839)	(3,136,298)
Benefit for income taxes	(175,566)	(1,312,091)

NET LOSS	$ (1,675,273)	$ (1,824,207)

LOSS PER SHARE
Basic	$ (0.14)	$ (0.16)
Diluted	$ (0.14)	$ (0.16)

WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER SHARE
Basic and diluted	11,727,175	11,610,128

The above results of operations and following Balance Sheet and Statement of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-K for the year ended June 30, 2009.  We encourage you to review the accompanying notes to these consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$ 550,602	$ 236,571
Accounts receivable, net	3,427,550	3,082,516
Inventories, net	6,392,441	9,216,439
Taxes receivable	20,257	70,282
Deferred tax assets	830,447	772,288
Prepaid expenses and other current assets	541,153	285,241
Total Current Assets	11,762,450	13,663,337

PROPERTY AND EQUIPMENT, NET	2,096,986	2,472,570

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Deferred tax assets	279,486	260,292
Other assets	75,159	124,359
Total Other Assets	3,938,876	3,968,882

TOTAL ASSETS	$ 17,798,312	$ 20,104,789

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	1,128,187	3,046,563
Accrued compensation and benefits	690,948	731,744
Other accrued expenses and current liabilities	1,151,325	1,829,919
Short-term capital lease obligation	69,815	–
Income taxes payable	–	12,606
Accrued product warranty costs	436,578	198,666
Deferred revenue	209,079	519,139
Total Current Liabilities	3,685,932	6,338,637

OTHER LIABILITIES:
Long-term debt, less current maturities	2,749,132	2,594,209
Deferred rent liability	121,873	166,969
Convertible debt, net of discount of $401,830 in 2009	848,170	–
Deferred revenue, less current portion	38,708	148,553
Total Other Liabilities	3,757,883	2,909,731

TOTAL LIABILITIES	7,443,815	9,248,368

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.001 par value
Authorized 5,000,000 shares; none issued	–	–
Common Stock, $.001 par value 25,000,000 shares authorized;
issued and outstanding, respectively, 12,413,292 and 11,771,966 shares in 2009 and 11,794,101 and 11,708,964 shares in 2008	11,772	11,709
Additional paid-in capital	13,000,680	11,798,443
Accumulated other comprehensive income	216	29,167
Accumulated deficit	(2,658,171)	(982,898)
Total Shareholders' Equity	10,354,497	10,856,421

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 17,798,312	$ 20,104,789

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,675,273)	$ (1,824,207)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Depreciation and amortization	955,410	992,241
Stock-based compensation expense	777,014	475,822
Deferred income taxes	(141,308)	(1,254,415)
Impairment charge	1,009,088	–
Provision for inventory obsolescence	211,623	133,801
Provision for product warranties	237,912	5,959
Recovery of allowance for returns and doubtful accounts	(78,839)	(69,052)
Amortization of debt discount on convertible debt	84,785	–
Changes in operating assets and liabilities :
Accounts receivable	(256,139)	(835,778)
Inventories	2,615,001	(3,546,952)
Current and long-term income taxes receivable/payable	37,419	297,468
Prepaid expenses and other assets	(65,811)	(89,095)
Accounts payable	(1,916,378)	1,618,851
Accrued compensation and benefits	(39,149)	(26,016)
Other accrued expenses and current liabilities	(889,779)	1,107,643
Deferred rent liability	(45,096)	(67,409)
Deferred revenue	(419,905)	(176,435)
Net cash provided (used) by operating activities	400,575	(3,257,574)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(948,242)	(712,588)
Proceeds from disposition of property and equipment	92,895	–
Net cash used in investing activities	(855,347)	(712,588)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in restricted cash	(140,901)	–
Bank line of credit, net of repayments	154,923	1,094,209
Bank term loan repayments	–	(471,083)
Bank term loan proceeds	–	1,500,000
Capital lease obligation repayments	(458,673)	–
Proceeds from issuance of subordinated convertible debt	1,250,000	–
Proceeds from issuance of common stock, net	–	260,933
Net cash provided by financing activities	805,349	2,384,059
Effect of exchange rate changes on cash and cash equivalents	(36,546)	14,389
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	314,031	(1,571,714)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	236,571	1,808,285

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 550,602	$ 236,571

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 239,473	$ 100,956
Income taxes refunded	$ (91,764)	$ (355,144)
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Capital lease additions	$ 528,488	$ –

Contacts:

Media Sciences International, Inc.

Investor Contact: Kevan D. Bloomgren, Chief Financial Officer,

kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Bill Besold, Marketing Communications Director,

bbesold@mediasciences.com, 201.677.9311, ext. 299

Web site: http://www.mediasciences.com